CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Investment Managers Series Trust and to the use of our report dated December 27, 2013 on the financial statements and financial highlights of RNC Genter Dividend Income Fund, a series of shares of Investment Managers Series Trust.   Such financial statements and financial highlights appear in the 2013 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
February 20, 2014

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm, Ashland Partners & Company LLP, in the RNC Genter Dividend Income Fund Prospectus dated March 1, 2014 in regard to our verification of RNC Genter Capital Management’s compliance with the Global Investment Performance Standards (GIPS®).

/s/CHASE FREI
Senior Manager

Ashland Partners & Company LLP
525 Bingham Knoll, Suite 200
Jacksonville, OR 97530
February 20, 2014